Exhibit 23.1


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements File Nos. (33-90860 AND 333-75255).

/s/ Arthur Andersen LLP

Minneapolis, Minnesota
April 15, 2002